                                                                   Exhibit 10.17


                       RESTATED NONCOMPETITION AGREEMENT
                       ---------------------------------


          THIS RESTATED NONCOMPETITION AGREEMENT ("Agreement") is made and entered into as of March __, 1998, by and between HOST MARRIOTT CORPORATION, a Delaware corporation ("Host Marriott"), NEW MARRIOTT MI, INC., a Delaware corporation (to be renamed Marriott International, Inc.) ("New Marriott"), and, subject to Section 5.14 hereof, MARRIOTT INTERNATIONAL, INC., a Delaware corporation (to be renamed Sodexho Marriott Services, Inc.) ("SMS"). As used in this Agreement, and subject to the provisions of Section 5.14 hereof with respect to Marriott International, the terms "Host Marriott" and "Marriott International" shall mean Host Marriott and New Marriott, respectively, and their respective Subsidiaries and Affiliates, other than any Subsidiaries and Affiliates in which the respective direct or indirect ownership interest of Host Marriott or Marriott International is less than fifty percent (50%).

          WHEREAS, SMS and Host Marriott entered into a Noncompetition Agreement dated as of October 8, 1993, as amended (the "Original Agreement"), in connection with and pursuant to that certain Distribution Agreement between them dated as of September 15, 1993, (as thereafter amended from time to time, "Distribution Agreement").

          WHEREAS, on December 29, 1995, Host Marriott spun off certain of the businesses subject to the Original Agreement through a distribution of the stock of its then subsidiary, Host Marriott Services Corporation ("HMSC"), to its shareholders, and accordingly, SMS, Host Marriott and HMSC entered into an amendment dated as of December 29, 1995 to the Original Agreement which added HMSC as a party (the Original Agreement, as so amended, the "Existing Agreement").

          WHEREAS, on October 1, 1997, SMS announced its intention to spin off to its shareholders a new company, New Marriott, which will directly or through subsidiaries own all or substantially all of Marriott International's lodging, senior living and distribution services businesses; and to rename SMS, the corporate entity which will retain its management services business, Sodexho Marriott Services, Inc.

          WHEREAS, as a result of consummation the two spin off transactions described above, the businesses subject to the Existing Agreement will be owned by four separate companies, Host Marriott, HMSC, SMS, and Marriott International; with the result that four companies would need to participate in any and every future modification of or waiver under the Existing Agreement, even though any such waiver or modification would likely have no relevance to two of the four companies.

          WHEREAS, New Marriott, SMS, Host Marriott and HMSC now wish to replace the Existing Agreement with two bilateral agreements, of which this Agreement is one, each covering only that subset of the businesses covered by the Existing Agreement which are germane to such parties and each of which is to be deemed by the parties thereto to be a continuation of the Original Agreement with respect to such parties; and accordingly are entering into an Acknowledgment and Release substantially in the form of Exhibit A attached hereto.
                             ---------

          NOW, THEREFORE, in consideration of the premises and the mutual convenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Host Marriott and Marriott International agree as between themselves to Amend and Restate the Existing Agreement as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

1.         DEFINITIONS. The following terms when used herein shall have the
           -----------
meaning set forth below:

          "AFFILIATES" shall mean any Person directly or indirectly controlling
           ----------
or controlled by, or under direct or indirect common control with Host Marriott or Marriott International, as the case may be. For purposes of this definition "control", when used with respect to any Person, means the power to direct the management and policies of such person, directly or indirectly, through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, Host Marriott's Affiliates shall not include Marriott International or its Subsidiaries or Affiliates, and Marriott International's Affiliates shall not include Host Marriott or its Subsidiaries of Affiliates.

          "COMMON NAME" shall mean any single or multiple hotel management or
           -----------
franchise system operating under one or more common brand names.

          "COMPETE" shall mean (i) to conduct or participate or engage in, or
           -------
bid for or otherwise pursue a business, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant to or manager for, any Person or in any other capacity, or (ii) have any ownership interest in any Person or business which conducts, participates or engages in, or bids for or otherwise pursues a business, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant to or manager for, any Person or in any other capacity.

          "CONFERENCE CENTERS" shall mean the facilities for conferences and
           ------------------
meetings of groups and associations (together with the lodging, food and other services related thereto), principally utilized by Persons belonging to or affiliated with educational, health care, governmental, corporate or other organizations, or other facilities marketed primarily for such conference and group meeting business, such as the U.S. Postal Service Conference Center located in Norman, Oklahoma, substantially as it is being operated by Marriott International as of October 8, 1993.

          "EFFECTIVE PERIOD" shall mean that period commencing on October 8,
           ----------------
1993 and automatically terminating without further documentation on October 8, 2000.

          "HOTEL MANAGEMENT BUSINESS" means the business of managing, operating
           -------------------------
or franchising limited service or full service hotel properties with respect to matters incident to the operation of such properties including, without limitation, management services with respect to food, beverages, housekeeping, laundry, vending, plant and equipment operation and maintenance, grounds care, gift or merchandise shops within such properties, reservations, sales and marketing services, conference and meeting facilities, health rooms, swimming and other sports facilities and all other services related to the operation of such hotel properties.

          "HOST MARRIOTT" shall have the meaning set forth in the first
           -------------
paragraph of this Agreement.

          "MARRIOTT INTERNATIONAL" shall have the meaning set forth in the first
           ----------------------
paragraph of this Agreement.

          "NEW MARRIOTT" shall have the meaning set forth in the first paragraph
           ------------
of this Agreement.

          "NEW MARRIOTT SPINOFF" means the spinoff of New Marriott to the
           --------------------
shareholders of SMS which was announced on October 1, 1997 and is expected to be consummated on or about March 27, 1998.

          "PERSON" shall mean any person, firm, corporation, general or limited
           ------
partnership, association, or other entity.

          "SMS" shall have the meaning set forth in the first paragraph of this
           ---
Agreement.

          "SUBSIDIARIES" shall mean corporation or other entities which are more
           ------------
than fifty percent (50%) owned, directly or indirectly, by Host Marriott or Marriott International, as the case may be, and partnerships in which Host Marriott or Marriott International, as the case may be, or a subsidiary corporation, is a general partner.

          "TERRITORY" shall mean the United States, Canada, and their respective
           ---------
territories and protectorates.

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

          "TRANSFER" shall mean the sole, conveyance, disposal of or other
           --------
transfer of ownership, title or other interest.


Any capitalized terms defined in the Distribution Agreement and used herein shall have the meanings ascribed to them in the Distribution Agreement unless otherwise defined herein. By this reference, the Distribution Agreement is incorporated in this Agreement.

                                  ARTICLE TWO
                NONCOMPETITION WITH RESPECT TO THE MMS BUSINESS

2.  [INTENTIONALLY DELETED].

                                 ARTICLE THREE
               NONCOMPETITION WITH RESPECT TO THE HOST BUSINESS

3.  [INTENTIONALLY DELETED].

                                 ARTICLE FOUR
         NONCOMPETITION WITH RESPECT TO THE HOTEL MANAGEMENT BUSINESS


4.1  CERTAIN RESTRICTIONS ON HOST MARRIOTT.
     -------------------------------------


          A. Except as provided in Sections 4.1.B., 4.1.C. and 4.1.D., Host Marriott shall be entitled to (i) own, lease, acquire and develop hotel properties, (ii) operate or manage (self-managed or managed by a third party) Host Marriott's hotel properties, and (iii) Compete in the Hotel Management Business.

          B. Host Marriott shall not own, lease subsequently acquire any hotel properties using the names "Marriott", "Courtyard", "Residence Inn" or "Fairfield" unless Marriott International is operating, managing or franchising such properties pursuant to an agreement with Host Marriott.

          C. Notwithstanding the foregoing Section 4.1.A., during the Effective Period, but solely with respect to hotel properties acquired subsequent to the Effective Date, Host Marriott shall comply with the following restrictions:

              (i) Host Marriott may operate an unlimited number of hotel properties so long as Host Marriott does not operate more than ten
          (10) such properties under a Common Name.

              (ii) Host Marriott may contract with a third party manager for operation of an unlimited number of hotel properties so long as the number so operated in not more than the greater of (a) ten (10) such

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

          properties operated under a common name or (b) twenty-five percent (25%) of the system operated by such manager or managers under a Common Name.

               (iii) Host Marriott may franchise as franchisor an unlimited number of hotel properties so long as Host Marriott is not franchisor for more than ten (10) such properties under a Common Name.

The foregoing restrictions in this Section 4.1.C. shall not be binding upon a lender of Host Marriott nor on a purchaser of the aforementioned hotel properties.

          D. Nothing in this Agreement shall give any party the right to be a franchisee or franchisor of Marriott International without the approval of Marriott International.

                                 ARTICLE FIVE
                                 MISCELLANEOUS

          5.1  [INTENTIONALLY DELETED].

          5.2  ENTIRE AGREEMENT.  This Agreement, the Distribution Agreement and
               ----------------
the Restated Documents constitute the entire agreement of the parties concerning the subject matter hereof. Additional restrictions on competition may be contained in the Assignment and License Agreement between Host Marriott and Marriott International of even date herewith, or in certain hotel facility, management agreements, and restrictions continued therein shall be in addition to the restrictions contained herein.

          5.3  MODIFICATION.  This Agreement may only be amended, modified or
               ------------
supplemented in a written agreement signed by both parties hereto.

          5.4  WAIVER.  No term or condition of this Agreement shall be deemed
               ------
to have been waived, nor shall there be any estoppel against the enforcement of any provision hereof, except by written instrument of the party charged with such waiver or estoppel.

          5.5  SEVERABILITY.  Host Marriott and Marriott International agree
               ------------
that the period of restriction and the geographical area of restriction imposed upon the parties are fair and reasonable and are reasonably required for the protection of each of the parties hereto. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as though the invalid portions were not a part hereof. If the provisions of this Agreement relating to the area of restriction or the period of restriction shall be deemed to exceed the maximum area or period which a court having jurisdiction over the matter would deem enforceable, such area or period shall, for purposes of this Agreement, be deemed to be the maximum area or period which such court would deem valid and enforceable.

          5.6  REMEDIES.  Marriott International and Host Marriott agree that
               --------
irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof, and that their remedy at law for any breach of the other party's obligations hereunder would be inadequate. Marriott International and Host Marriott agree and consent that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision hereof without the necessity of proof of actual damage.

          5.7  ENFORCEABILITY.  The terms, conditions and promises contained in
               --------------
this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, or successors and assigns. Each of the parties hereto shall cause its subsidiaries to comply with such party's obligations hereunder. Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder.

          5.8  ASSIGNMENT AND SUCCESSORS AND ASSIGNS.  Neither party shall,
               -------------------------------------
without the prior written consent of the other, assign any rights or delegate any obligations under this Agreement.

          5.9  CONSENT TO JURISDICTION.  Subject to Section 5.1 hereof, the
               -----------------------
parties irrevocably submit to the exclusive jurisdiction of (a) the Courts of the State of Maryland in Montgomery County, and (b) if federal jurisdiction exists, the United States District Court for the State of Maryland for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party hereby irrevocably designates, appoints and empowers Prentice Hall Corporation System, Inc. as its true and lawful agent and attorney-in-fact in its name, place, and stead to receive on its behalf service of process in any action, suit, or proceeding with respect to any matters as to which it has submitted to jurisdiction as set forth in the immediate preceding sentence.

          5.10  INTERPRETATION.  When a reference is made in this Agreement to a
                --------------
Section, Article, or Schedule, such reference shall be to a Section, Article, or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall neither affect the meaning or interpretation of this Agreement, nor define or limit the scope or intent of any provision or part hereof. Whenever the words "include," or "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          5.11  NOTICES.  All notices and other communications hereunder shall
                -------
be in writing and shall be delivered by hand, by facsimile or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

            To Host Marriott:

                Host Marriott Corporation
                10400 Fernwood Road
                Washington, D.C. 20058 (registered or certified mail) Bethesda, Maryland 20817 (express mail or courier)
                Attention: General Counsel
                Dept. 72/923
                FAX NO.________________

            To Marriott International:

                Marriott International, Inc.
                One Marriott Drive
                Washington, D.C. 20058 (registered or certified mail)
                Attention: General Counsel
                Dept. 52/923
                FAX NO. 301/380-6727

                        or

                10400 Fernwood Road
                Bethesda, Maryland 20817 (express mail or courier)
                Attention: General Counsel
                Dept. 52/923
                FAX NO. 301/380-6727

          5.12  GOVERNING LAW.  This Agreement shall be governed by, and
                -------------
construed in accordance with, the laws of the State of Maryland, regardless of the laws that might be applied under applicable principles of conflicts of laws.

          5.13  RELATIONSHIP OF PARTIES.  It is understood and agreed that
                -----------------------
nothing in this Agreement shall be deemed or construed by the parties or any third party as creating an employer-employee, principal/agent, partnership or joint venture relationship between the parties.

          5.14  NEW MARRIOTT SPINOFF; RELEASE OF SMS.  Until such time as the
                ------------------------------------
New Marriott Spinoff is consummated, the term "Marriott International" shall mean SMS and its Subsidiaries (including, without limitation, New Marriott) and Affiliates, other than any Subsidiaries and Affiliates in which the direct or indirect ownership interest of SMS is less than fifty percent (50%). Upon consummation of the New Marriott Spinoff, SMS shall automatically cease to be a party to this

Agreement, and shall have no further rights and be released from all duties hereunder.

          5.15  EFFECTIVENESS AND EFFECT ON EXISTING AGREEMENT.  This Agreement
                ----------------------------------------------
shall not become effective, and the Existing Agreement shall remain in effect, until such time as New Marriott, Host Marriott, SMS, and HMSC have executed and delivered an Acknowledgment and Release substantially in the form of Exhibit A
                                                                     ---------
hereto. Thereafter, as between Marriott International and Host Marriott, this Agreement shall for all purposes be deemed to be an amendment, restatement and continuation of the Existing Agreement, which shall then have no further independent force or effect.


                        [SIGNATURES ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the day and year first above written.


                              Marriott International:

                              NEW MARRIOTT MI, INC. (to be renamed Marriott International, Inc.)


                              By: /s/ Raymond G. Murphy
                                 -------------------------------
                                 Raymond G. Murphy
                                 Senior Vice President and Treasurer


                              Host Marriott:

                              HOST MARRIOTT CORPORATION


                              By: /s/ C.G. Townsend
                                 -------------------------------
                                 Name: C.G. Townsend
                                 Title: Senior Vice President


                              SMS [Subject to the provisions of Section 5.14]

                              MARRIOTT INTERNATIONAL, INC. (to be renamed
                              Sodexho Marriott Services, Inc.)


                              By: /s/ Raymond G. Murphy
                                 -------------------------------
                                 Raymond G. Murphy
                                 Senior Vice President and Treasurer

                                                                       EXHIBIT A
                                                                       ---------


                          ACKNOWLEDGMENT AND RELEASE
                          --------------------------



          This ACKNOWLEDGMENT AND RELEASE is made and entered into as of March __, 1998, by and between (each a "Party") HOST MARRIOTT CORPORATION, a Delaware corporation ("Host Marriott"), NEW MARRIOTT MI, INC., a Delaware corporation (to be renamed Marriott International, Inc.) ("New Marriott"), MARRIOTT INTERNATIONAL, INC., a Delaware corporation (to be renamed Sodexho Marriott Services, Inc.) ("SMS"), and HOST MARRIOTT SERVICES CORPORATION, a Delaware corporation ("HMSC").

          WHEREAS, SMS and Host Marriott entered into a Noncompetition Agreement dated as of October 8, 1993, as amended (the "Original Agreement").

          WHEREAS, on December 29, 1995, Host Marriott spun off certain of the businesses subject to the Original Agreement through a distribution of the stock of its then subsidiary, HMSC, to its shareholders, and accordingly, SMS, Host Marriott and HMSC entered into an amendment dated as of December 29, 1995 to the Original Agreement which added HMSC as a party (the Original Agreement, as so amended, the "Existing Agreement").

          WHEREAS, on October 1, 1997, SMS announced its intention to spin off to its shareholders a new company, New Marriott, which will directly or through subsidiaries own all or substantially all of Marriott International's lodging, senior living and distribution services businesses; and to rename SMS, the corporate entity which will retain its management services business, Sodexho Marriott Services, Inc.

          WHEREAS, as a result of consummation the two spin off transactions described above, the businesses subject to the Existing Agreement will be owned by the four separate Parties, with the result that each Party would need to be participate in any and every future modification of one waiver under the Existing Agreement, even though any such waiver or modification would likely have no relevance to two of the four Parties.

          WHEREAS, the Parties have therefore agreed to replace the Existing Agreement with the following bilateral agreements, each covering only that subset of the businesses covered by the Existing Agreement which is germane to such Parties and each of which is deemed by the Parties thereto to be a continuation of the Original Agreement with respect to such parties (each, a "Restated Agreement"): (1) that certain Restated Noncompetition Agreement dated as of March __, 1998 between New Marriott, Host Marriott and (only until the consummation of the New Marriott spinoff) SMS, and (2) that certain Restated Noncompetition Agreement dated as of March __, 1998 between SMS and HMSC.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained in the Restated Agreements and for other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, each Party acknowledges that except as set forth in the Restated Agreement to which it is party, (1) no Party shall have any further right, duty, or obligation to any other Party under the Existing Agreement and releases each other party from any and all such other duties and obligations, and (2) the Existing Agreement has no further independent force or effect.


NEW MARRIOTT MI, INC. (to be                HOST MARRIOTT CORPORATION
renamed Marriott International, Inc.)


By:                                         By:
   --------------------------------           --------------------------------
   Raymond G. Murphy                            Name:
   Senior Vice President and Treasurer          Title:


MARRIOTT INTERNATIONAL, INC.                HOST MARRIOTT SERVICES
(to be renamed Sodexho Marriott             CORPORATION
Services, Inc.)


By:                                         By:
   --------------------------------           --------------------------------
   Raymond G. Murphy                            Name:
   Senior Vice President and Treasurer          Title: